Exhibit 99.1

Eu20ro1p7eTahnirRdoQaudasrhtoewr Financial Results November 1, 2017 Se ptember 2019 NYSE: CF NYSE: CF 1

Safe harbor statement All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the impact of global supply and demand on the company’s selling prices; the global commodity nature of the Company’s fertilizer products, the conditions in the international market for nitrogen products, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness; operating and financial restrictions imposed on the Company by the agreements governing the Company’s senior secured indebtedness; risks associated with the Company’s incurrence of additional indebtedness; the Company's ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with cyber security; weather conditions; risks associated with changes in tax laws and disagreements with taxing authorities; the Company’s reliance on a limited number of key facilities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s website. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 2

Note regarding non-GAAP financial measures The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies.Reconciliations of EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap). The company has presented free cash flow and free cash flow yield because management uses these measures and believes they are useful to investors, as indications of the strength of the company and its ability to generate cash and to evaluate the company’s cash generation ability relative to its industry competitors. 3

Table of contents Cover Page: DEF loading at Donaldsonville 4 Company Overview 5-10 CF Advantages in the Global Nitrogen Market 11-17 Financial Results and Capital Allocation 18-23 Environmental Stewardship and Governance 24-27 Appendix 28-31

Donaldsonville urea plant 5 Company Overview 5

CF Investment Thesis • Nitrogen demand growth driven by: – population growth and increased protein consumption per capita for agricultural applications global GDP plus growth in emissions abatement for industrial applications – • Net new nitrogen capacity growth (new construction minus capacity closures) is below projected demand growth for the foreseeable future (~4 years based on time required to build new capacity), tightening the global supply and demand balance • CF is on the low end of the global cost curve due to its access to low-cost and plentiful North American natural gas Global price driven by marginal producers tied to higher-priced LNG, oil-linked natural gas and Chinese anthracite coal • • • • North America is dependent on nitrogen imports to meet demand Price is set by the last imported ton bid into the region CF’s manufacturing and distribution network, along with its logistics capabilities, allow it to capture the significant margin between CF’s cost and that of the global high-cost producer (including logistics to move products into consumption region) 6 Primarily Operate in Import-Dependent Region Advantaged Position on Global Cost Curve Tightening Global Supply and Demand Balance Consistent Demand Growth

CF generated the highest free cash flow LTM 2Q19 Yara $933 in the industry Cash from operations (millions) CF $1,592 Nutrien $2,448 OCI $614 Mosaic $1,006 Market Cap(1) (millions) $10,544 $29,441 $7,478 $12,252 $4,854 Free cash flow compared to peers(2) USD in millions 1,000 995 945 800 600 400 200 - (200) (400) CF Nutrien Yara OCI Mosaic (1)Market capitalization is calculated as shares outstanding as of the end of each respective period multiplied by the closing s hare price of each company on September 5, 2019; see appendix for the calculation of market capitalization (2)Represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling interests; see appendix for reconciliation of free cash flow 7 336 (133) (246)

CF offers investors industry best free cash 2 to 3 times greater than other industry participants flow yield FCF Yield(1) EV/Adj. EBITDA(2)(3) LTM 2Q19 10% 14 12 8% 10 9.3 9.1 8.6 6% 8 4% 6 4 2% 2 0% 0 -2% CF NTR YAR OCI MOS CF NTR YAR OCI MOS Source: Capital IQ September 5, 2019 (1)Represents LTM free cash flow divided by market value of equity (market cap) as of September 5, 2019, LTM free cash flow for CF, Nutrien, Yara, OCI, and Mosaic is the 12-month period ending June 30, 2019; see appendix for reconciliations of free cash flow and calculation of market capitalization (2)Enterprise value (EV) is calculated as the sum of market cap and net debt; see appendix for calculation of EV (3) Represents LTM adjusted EBITDA (or EBITDA excluding special items) as reported by CF, Nutrien, Yara, OCI, and Mosaic; see app endix for reconciliation of CF LTM adjusted EBITDA 8 9.9 6.0 9.4%LTM 2Q19 6.9% 3.2% (1.8%) (2.0%)

In the last 24 months, $2.7 billion of capital was invested to grow, returned to shareholders, and used to reduce debt • CF paid $388 million to acquire all publicly traded common units of Terra Nitrogen Company, L.P. in April 2018 • • $553 million paid through quarterly dividends $678 million returned to shareholders; – CF completed a $500 million share repurchase authorization in December 2018 $178 million(1) of current $1 billion share repurchase authorization completed in 1H 2019 – • Reduced long-term debt by $1.1 billion by redeeming $800 million principal amount of the 6.875% Senior Notes due May 2018 and purchasing $300 million of the 7.125% Senior Notes due May 2020 (1) $2 million of share repurchases made in June 2019 were settled in the third quarter 9 Debt Reduction ~$1.1B Returned to Shareholders ~$1.2B Growth ~$400m

Capacity growth coupled with share repurchases continue to drive nitrogen accretion per share CF Industries’ Nitrogen Volumes and Shares Outstanding as of Quarter-end 2009 – Q2 2019 Nitrogen per share CAGR: 14.1% Million shares Outstanding (6) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding 40 400 35 350 30 300 25 250 20 200 17 15 150 10 100 5 50 0 0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q2 2019 Production Capacity (M nutrient tons) All N production numbers based on year end figures per 10-K filings. (4) Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal; Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units; Share count based on end of year shares outstanding per 10-K filings for 2009 through 2018, Q2 2019 based on end of (1) (2) (3) Beginning in 2010 includes capacity from Terra Industries acquisition; Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests; Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara; (5) (6) quarter share count. Share count prior to 2015 based on 5-for-1 split-adjusted shares 10 (1) (2) (3) (4) (5) 2.6 6.0 6.0 6.1 6.6 6.6 7.0 8.1 8.1 8.2 8.2 3738 3535 30 27 24 19 18 11

Donaldsonville DEF storage CF Advantages in the Global Nitrogen Market

CF production cost remains differentials Global Energy Price 2016-2019F USD/MMBtu advantaged due to energy cost Energy Cost per ton of Ammonia* 2016-2019F USD/ton 400 16 14 350 12 300 10 250 8 200 6 150 4 100 2 0 50 2016 2017 2018 2019 2016 2017 2018 2019 North American production advantage per ton of ammonia * North American production assumed to be 37.2 MMBtu per ton of ammonia for feedstock and fuel, European production assumed at 37.8 MMBtu per ton for feedstock and fuel, Chinese production assumed to be 1.2 tons of coal and 1300 KWH for feedstock and power ** 2019 advantage per ton based on annualized settled prices through June and forward curve/projections Sep-Dec, 2019 based on forward curve and projections Note: dotted line shows forward price curves Source: ICE, Bloomberg, SX Coal, WoodMac 12 2016 2017 2018 2019P TTF $ 79 $ 105 $ 175 $ 98 Anthracite** $ 133 $ 157 $ 201 $ 198 Henry Hub Natural Gas TTF Natural Gas Chinese Anthacite Coal - Lump Brent Crude Oil

CF serves a global market from strong North American base

CF Industries is the largest nitrogen producer in the world...

- Largest production base and distribution network in North America with seven manufacturing facilities, 23 owned plus additional leased distribution facilities
- Largest production base in UK with 2 manufacturing facilities

World's Largest Ammonia Producer [1]
(Thousand metric tons, 2018)


CF
9,879
Yara
9,532
Nutrien
7,760
Group DF (Ukraine)
5,185
OCI
3,991
TogliattiAzot
3,500
Koch
2,749
EuroChem
2,744

...with outstanding domestic and export logistical capabilities.

- All CF facilities have access to multiple shipping modes
- Ability to export from Donaldsonville, Verdigris, Yazoo City, Ince, Billingham and Trinidad facilities
- Export destinations
  - Belgium
  - France
  - Chile
  - Argentina
  - Mexico
  - South Korea
- Product shipped via all modes
  - Deepwater vessel
  - Barge (river and ocean)
  - Unit train
  - Pipeline
  - Truck

Aerial view of Donaldsonville plant and loading docks



Source: IFDC
(1) Excludes Chinese state owned enterprise JAMG and Indonesian consortium PT Pupuk

13

Best North American distribution capabilities with a global reach Rycroft Vanscoy Medicine Hat Brandon Ritzville Grand Forks Velva ngham Glenwood Pine Bend Spencer Courtright Port Neal Blair Fremont Aurora Albany Seneca Kingston Garner Huntington Frankfort Peru MinesTerre Haute Cowden Mount Vernon Palmyra Verdigris Woodward North American Potential Output Yazoo City Million Product Tons, 2018 20.0 18.0 16.0 14.0 12.0 10.0 Ship Ammonia by the NuStar Donaldsonville 8.0 6.0 4.0 2.0 0.0 Maximize Maximize UAN Urea 14 Vessel Exports to South America and Asia, transport to West Coast United States Barge UAN to Texas coast Barge Ship products from Donaldsonville and Verdigris via inland waterways Location Key(1) CF nitrogen complex CF ammonia terminal CF ammonia and UAN terminal CF urea warehouse (1) Represents CF owned facilities Pipeline pipeline to Corn Belt terminals Total: 17.4 AN: 0.9 Total: 15.7 NH3: 3.0 AN: 1.0 NH3: 3.7 Urea: 4.8 Urea: 5.8 UAN: 8.7 UAN: 5.2 Vessel Exports to Europe and Africa Barge UAN to East Coast United States Billi Ince Ability to export to mainland Europe

Superior capacity utilization compared to North American peers demonstrates significant operational advantage North America Ammonia Percent of Capacity Utilization (1) 4 yr Rolling Avg. Percent of Capacity(4) 100% • CF’s four year rolling average North American capacity utilization of 96% is significantly above the rest of North American producers whose four year rolling average is 86% • CF’s 10% greater capacity utilization yields an additional ~800K tons of ammonia annually(5) 98% 96% CF North America(2) 96% 94% 92% 90% 88% 86% 84% 82% 80% Four Years Ending 2017 Four Years Ending 2018 (1) (2) (3) (4) (5) Data taken from the Dec. 21, 2018 CRU Ammonia Database CF represents CF historical North American production and CRU’s capacity estimates for CF North America Excl. CF is calculated by removing CF’s annual reported production and capacity from the CRU data for all North American ammonia production peer group 4 yr rolling average is used to represent a typical ammonia turnaround cycle ~800k tons represents the difference between CF’s actual trailing 4 yr average ammonia production of 8.2M tons at 96% of capacity utilization and the 7.4M tons CF would have produced if operated at the 86% CRU North American benchmark excluding CF Note: CRU North American peer group includes Agrium, Austin Powder (US Nitrogen), BASF & Yara, Carbonair, CF Industries, Chevron, Coffeeville Resources, Dakota Gasification Co, Dyno Nobel, Incitec Pivot, Honeywell, Koch Industries, LSB Industries, LSB Industries/Cherokee Nitrogen, Mississippi Power, Mosiac, Nutrien, OCI, PotashCorp, RenTech Nitrogen, Sherritt International Corp, Shoreline Chemical, Simplot, Yara, Fortigen • 15 86% North America Excl. CF(3)

Global market overview • Nitrogen industry fundamentals expected to be positive in both the near and longer term Global demand growth for nitrogen over the next four years expected to outpace net capacity additions given the limited number of facilities currently under construction around the world with none in N. America Near-term, demand for nitrogen in N. America should be strong due to the impact of adverse planting and growing conditions in the US in 2019, creating a strong price incentive for growers in the US to increase planted corn acres significantly over the next two seasons Demand for urea from India and Brazil expected to remain strong over the next two years Through June 2019, urea imports to India were 3.5 million metric tons, an increase of 11 percent over the prior year; urea imports to Brazil for the full year 2019 are expected to increase Chinese coal-based nitrogen complexes expected to remain the global marginal urea producer Net Chinese-produced urea exports are likely to be in a range of 1-3 million metric tons annually, with higher nitrogen prices bidding in additional Chinese export tons when urea supply is needed worldwide • • • • • • 16

Corn futures prices and farm economics favor more corn planting in 2020


U.S. Soy/Corn Price Ratio
Favors Corn
Favors Soybeans
2019
2020
2021
$4.50
$4.00
$3.50
$3.00
$7.50
$8.50
$9.50
$10.50
Dec. Corn Price
Nov. Soybean Price

- Farm economics strongly favor corn planting in 2019 due to the low soy/corn price ratio:
  - Soybean price pressure from:
    - U.S./China trade dispute
    - African Swine Fever
    - Stocks-to-use ratio for U.S. soybeans expected at ~15% in 2019, approximately twice the five-year average
  - U.S. corn stocks-to-use ratio is expected at ~12%, the second lowest since 2013

Note: Forward prices use the December futures for corn and November futures for soybeans as of September 11, 2019 market close
Source: USDA, CME, CF

17

Donaldsonville vessel loading Financial Results and Capital Allocation 18

First half 2019 results

Financial Overview

- 1H net earnings of $373 million[1], or $1.67 per diluted share; EBITDA[2] of $973 million and adjusted EBITDA[2] of $936 million
- 2Q net earnings of $283 million[1], or $1.28 per diluted share; EBITDA[2] of $672 million; adjusted EBITDA[2] of $631 million
- Trailing 12-month net cash provided by operating activities of $1.6 billion, free cash flow[3] of $995 million
- The company repurchased approximately 2.7 million shares during the quarter under the previously announced $1 billion share repurchase program

Commercial Environment

- Net sales in 1H and 2Q 2019 were $2.5 billion and $1.5 billion, respectively, compared to $2.3 billion and $1.3 billion in the same periods in 2018 due primarily to higher average selling prices across all major products
- Total sales volumes for 1H 2019 were similar to 1H 2018, reflecting CF's ability to manage changes in the timing of fertilizer applications due to weather and other developments
- Average selling prices in 1H and 2Q 2019 were each higher y/y across major products due to tighter global nitrogen supply/demand balance and logistical issues in N. America that limited supply at some inland locations
- Cost of sales for 1H 2019 increased slightly compared to 1H 2018 due primarily to higher freight and realized natural gas costs, partially offset by lower plant maintenance costs

Safe and Efficient Operations

- As of June 30, 2019, the 12-month rolling average recordable incident rate was 0.60 incidents per 200,000 work hours

(1) First half and second quarter 2019 net earnings attributable to common stockholders include an after-tax gain of $35 million on the sale of the company's Pine Bend dry bulk storage and logistics facility in Minnesota. First half 2019 net earnings attributable to common stockholders also includes a previously announced net incentive tax credit of $30 million recognized in the first quarter

(2) See appendix for reconciliation of EBITDA and adjusted EBITDA

(3) See appendix for reconciliation of net cash provided by operating activities to free cash flow

19

Financial results - second quarter and first half 2019 (5) 1 (8) (1) natural gas derivatives (1) (3) (4) Depreciation and amortization was $252 million and $440 million for the three and six months ended June 30, 2019, respectively, and $241 million and $434 million for the three and six months ended June 30, 2018, respectively See appendix for reconciliation of EBITDA and adjusted EBITDA Includes the cost of natural gas and related transportation that is included in cost of sales during the period under the first-in, first-out inventory cost method Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives (2) 20 $ in millions, except percentages, per MMBtu and EPS Q2 2019 Q2 2018 First Half 2019 First Half 2018 Net sales$1,502$1,300$2,503$2,257 Gross margin(1)499312719502 - As percentage of net sales33.2%24.0%28.7%22.2% Net earnings attributable to common stockholders283148373211 Net earnings per diluted share1.280.631.670.90 EBITDA(2)672470973772 Adjusted EBITDA(2)631467936763 Diluted average shares outstanding222.3234.9223.4234.8 Natural gas (per MMBtu): Natural gas costs in cost of sales(3)$2.81$2.92$3.16$3.08 Realized derivatives loss (gain)(4)-0.03(0.01)0.03 Cost of natural gas in cost of sales2.812.953.153.11 Unrealized net mark-to-market (gain) loss on

Capital Allocation • Pursue growth within our strategic fairway, where returns exceed the risk-adjusted cost of capital Consistently return excess cash to shareholders in a timely fashion through dividends and share repurchases • • Under the previously announced $1 billion share repurchase program authorized through 2021, the company repurchased ~2.7 million shares for $118 million during Q2 2019 and ~4.2 million shares for $178 million during 1H 2019 • Committed to repay remaining $500 million of notes due May 2020 on or before maturity date Commitment to investment grade metrics over the long term Long-term target gross debt: $4.0-4.5 billion, laddered maturities, cash interest expense < $200 million annually Target cash on balance sheet: $300-500 million, which along with $750 million undrawn revolver provides adequate liquidity Dividend: $1.20 per share annually 2019 capex expected to be approximately $400-450 million • • • • • 21 Capital Structure & Fixed Charges Capital allocation highlights Philosophy remains unchanged

Balanced Approach to Capital Allocation

Capital allocation philosophy balances strategic investments with returning cash to shareholders

Capital Allocation Priorities

- Commitment to investment grade metrics over long term
- Pursue growth within strategic fairway, where returns exceed risk-adjusted cost of capital and investments are cash flow accretive
- Consistently return excess cash to shareholders with historic bias towards share repurchases

Total capital returned to shareholders since 2012 is more than twice net strategic investments

Actions	Cash Returned
Share Repurchases[1]	$5.1B
Dividends	$1.7B
Total Capital Returned	**$6.8B**

Action	Business Growth / (Shrink)
Sales / Divestitures[3]	($4.3B)
Acquisitions / Expansions	$7.1B
Net Major Portfolio Investment	**$2.8B**

Share Repurchase Trends 2012-Q2 2019

- CF has increased annual nitrogen equivalent tons per 1,000 shares by almost 2x
- Buybacks reduced shares outstanding by ~35%

Cumulative Share Repurchase[2]



15.3
52.0
90.4
99.2
99.2
99.2
110.2
114.4
2012
2013
2014
2015
2016
2017
2018
2019

	2012	2013	2014	2015	2016	2017	2018	2019
Diluted Weighted-Avg Shares Outstanding *(in millions)*	323.5	296.0	256.7	236.1	233.1	233.9	233.8	223.4

Source: Factset, Company filings

(1) Includes the effect of approximately 4.2 million shares repurchased in the six months ended June 30, 2019

(2) Cumulative share repurchase amounts for years 2012-2018 are as of December 31; Cumulative share repurchase amount for 2019 is as of June 30

(3) Includes $55 million in proceeds received for the sale of the company's Pine Bend dry bulk storage and logistics facility in Minnesota; sale closed in April of 2019

CF

22

CF EBITDA sensitivity table Table illustrates the resiliency of CF Industries’ business model across a broad range of industry conditions EBITDA Sensitivity to Natural Gas and Urea Prices(1)(2) $ billions CF Realized North American Natural Gas Cost ($/MMBtu) Source: CF Industries (1) The table was created by using 2018 adjusted EBITDA of $1,403 million, 2018 sales volumes of approximately 19.3 million product tons and gas consumption of approximately 340 million MMBtus. Changes in product prices and gas costs were not applied to the CHS minority interest or industrial contracts where CF Industries’ is naturally hedged against changes in product prices and gas costs. While the table above presents CF’s realized North American natural gas cost, CF Fertilisers UK’s gas cost and volumes were included in the analysis. As with North America, CF Fertilisers UK’s gas cost was sensitized in $0.25/MMBtu increments. See appendix for 2018 EBITDA reconciliation. Assumes that a $25 per ton change in urea price is equivalent to a $17.39 per ton change in UAN price, $18.47 per ton change in AN price, a $44.57 per ton change in ammonia price, and a $10.60 per ton change in the price of the Other segment. (2) (3) $25/ton urea equivalent movement implies ~$350M change in EBITDA on an annual basis 23 CF Realized Urea Equivalent Price ($/ton)(3) $2.50 $2.75 $3.00 $3.25 $3.50 $175 0.5 0.4 0.3 0.3 0.2 $200 0.8 0.8 0.7 0.6 0.6 $225 1.2 1.1 1.0 1.0 0.9 $250 1.5 1.5 1.4 1.3 1.3 $275 1.9 1.8 1.8 1.7 1.6 $300 2.2 2.2 2.1 2.0 2.0 $325 2.6 2.5 2.5 2.4 2.3 $350 2.9 2.9 2.8 2.7 2.7 $375 3.3 3.2 3.2 3.1 3.0

Yazoo City control room Environmental Stewardship and Governance

Committed to Environmental Stewardship (Million Metric Tonnes) 1.0 0.8 0.6 0.4 0.2 0.0 6.2 6.0 2014 2015 2016 2017 2018 2014 Source: Internal CF Data 2015 2016 2017 2018 Source: Internal CF Data; Greenhouse Gas Inventory Report for CF Industries 2018; Ruby Canyon CF’s recent capacity expansions have displaced Chinese coal-based production, which is 3 times more GHG-intensive than CF’s natural gas-based production. This avoids an estimated 4.2 million tons of CO2e annually. Synthetic fertilizer reduces GHG emissions by increasing crop yields and preventing deforestation for more farm land – such as has been happening in the Amazon in 2019. This saves an estimated 4.9 gigatonnes of CO2e annually. Source: ClimeCo; Internal CF Data 25 Tons of CO2e per Tons of Product Helping to save the world >300 million tons CO2e 4.4 3.23.4 CO2 Capture in Urea Production CO2 Emissions per Product Tonne Declining CO2 emissions and stable natural gas intensity underscore our commitment to reducing our environmental impact CF has made voluntary investments in abatement technologies and captures CO2 for sale and use in upgrading to reduce greenhouse gas emissions Natural gas is the cleanest feedstock available for producing nitrogen fertilizer

Independent board with the right skills and expertise 3 directors transitioning off by May 2022 4 Dir 10+ Years 6 Dir 0-4 Years 2 Dir 5-9 Years Average Tenure: 6.3 Years 1 Represents the aggregate number of directors with each skill; a matrix with individual director attribution is available in the proxy statement 26 Summary of Core Director Competencies Skill Definition Total1 Public Company Governance Deep understanding of the Board’s duties and responsibilities enhances board effectiveness and ensures independent oversight 8 Senior Executive Leadership Current/former CEOs or senior executives can effectively challenge management and contribute practical insight 11 Operations Benefit from directors with experience serving in senior executive roles at global manufacturing and distribution companies 8 Accounting and Finance Expertise Helps ensure the integrity of our financial reporting and the critical evaluation of our performance 7 Industry Focus Directors who are knowledgeable about the chemical, energy, and agriculture industries help guide the company in assessing trends and external forces in these industries 9 International Business Offer guidance as we develop and grow our international manufacturing operations and global product distribution 7 Strategic Initiatives Experience with transactions, partnerships, capital projects, and integration helps us identify, pursue and consummate the right major initiatives to achieve our strategic objectives and realize synergies and optimal growth 12 Risk Management Provide valuable insight as we make decisions on our strategic plan 12 Environmental & Safety As core values, we put safety first and act as stewards for the environment, taking guidance from directors who have experience at industrial manufacturing companies 8 • Independent chairman and chair of the governance committee lead an active process to regularly assess Board composition and attributes and consider succession planning. • Board composition & succession planning is a standing item on the agenda for each regular corporate governance and nominating committee meeting • Review process incorporates results of the annual Board and committee self-assessment process in assessing and determining whether any gaps in experience, qualifications, attributes, and skills exist • When anticipating change, the Board generally prefers to recruit and add new directors such that there is time for the new directors to learn in detail our strategy, business, and governance in advance of expected departures Balanced Tenure Focus On Board Composition & Succession Planning

Strong corporate governance practices • • Regular assessment of Board composition and competencies/attributes; consideration of diversity in identifying nominees for directors Shareholder ability to call special meetings (25% threshold) – 4 of 6 directors added over the last 4 years have expanded board diversity • No supermajority voting provisions in charter or bylaws • Annual election of directors with majority voting in uncontested elections • Policy on adoption of a shareholder rights plan • Regular review and disclosure of political contributions • Independent chairman of the Board / separate chief executive officer • Board review and disclosure of Corporate Sustainability report using GRI framework • 11 of our 12 directors are independent (all except CEO) • Robust shareholder engagement program • Proxy access bylaw (3% ownership threshold with a 3-year holding period / 25% of the Board / 20 aggregation limit) • Stock ownership requirements for directors and executive officers • Enhanced clawback policy for financial restatements 27 Corporate Governance Practices are Informed by Shareholder Feedback

Appendix

Non-GAAP: reconciliation of Net Earnings to EBITDA and Adjusted EBITDA

In millions		Q2 2019		Q2 2018		First Half 2019		First Half 2018
Net earnings	$	320	$	174	$	438	$	262
Less: Net earnings attributable to noncontrolling interests		(37)		(26)		(65)		(51)
Net earnings attributable to common stockholders		283		148		373		211
Interest expense – net		55		59		111		116
Income tax provision		102		44		94		61
Depreciation and amortization		252		241		440		434
Less other adjustments:								
Depreciation and amortization in noncontrolling interests[1]		(18)		(20)		(41)		(46)
Loan fee amortization[2]		(2)		(2)		(4)		(4)
EBITDA	$	**672**	$	**470**	$	**973**	$	**772**
Unrealized net mark-to-market (gain) loss on natural gas derivatives		(1)		(5)		1		(8)
Loss (gain) on foreign currency transactions, including intercompany loans		5		2		7		(3)
Gain on sale of Pine Bend facility		(45)		-		(45)		-
Costs related to acquisition of TNCLP units		-		-		-		2
Total adjustments	$	(41)	$	(3)	$	(37)	$	(9)
Adjusted EBITDA	**$**	**631**	**$**	**467**	**$**	**936**	**$**	**763**

(1) For the three and six months ended June 30, 2019 and the three months ended June 30, 2018, amount relates only to CF Industries Nitrogen, LLC (CFN) as we purchased the remaining publicly traded common units of Terra Nitrogen Company, L.P. (TNCLP) on April 2, 2018; for the six months ended June 30, 2018, amount includes $42 million related to CFN and $4 million related to TNCLP.

(2) Loan fee amortization is included in both interest expense – net and depreciation and amortization.

29

Non-GAAP: reconciliation of Net Earnings to EBITDA and Adjusted EBITDA

In millions	Full year 2018	Full year 2017	LTM Q2 2019
Net earnings	**$ 428**	**$ 450**	**$ 604**
Less: Net earnings attributable to noncontrolling interests	(138)	(92)	(152)
Net earnings attributable to common stockholders	290	358	452
Interest expense – net	228	303	223
Income tax provision (benefit)	119	(575)	152
Depreciation and amortization	888	883	894
Less other adjustments:			
Depreciation and amortization in noncontrolling interests	(87)	(101)	(82)
Loan fee amortization(1)	(9)	(12)	(9)
EBITDA	**$ 1,429**	**$ 856**	**$ 1,630**
Unrealized net mark-to-market (gain) loss on natural gas derivatives	(13)	61	(4)
(Gain) loss on foreign currency transactions, including intercompany loans(2)	(5)	2	5
Gain on sale of Pine Bend facility	-	-	(45)
Insurance proceeds(3)	(10)	-	(10)
Costs related to acquisition of TNCLP units	2	-	-
Equity method investment tax contingency accrual(4)	-	7	-
Loss on embedded derivative	-	4	-
Loss on debt extinguishment	-	53	-
Gain on sale of equity method investment	-	(14)	-
Total adjustments	(26)	113	(54)
Adjusted EBITDA	**$ 1,403**	**$ 969**	**$ 1,576**

(1) Loan fee amortization is included in both interest expense – net and depreciation and amortization.

(2) (Gain) loss on foreign currency transactions, including intercompany loans, primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested and is included in other operating – net in our consolidated statements of operations.

(3) Represents proceeds related to a property insurance claim at one of our nitrogen complexes.

(4) Represents an accrual recorded in the three month ended June 30, 2017 on the books of Point Lisas Nitrogen Ltd. (PLNL), the company's Trinidad joint venture, for a disputed tax assessment. Amount reflects the company's 50 percent equity interest in PLNL. This is included in equity in earnings of operating affiliates in our consolidated statements of operations

30

Non-GAAP: reconciliation of LTM cash from operations[(1)] to free cash flow and free cash flow yield

In millions, except percentages, share price, and ratios	CF	Nutrien	Yara	OCI	Mosaic
Cash provided by operating activities	$ 1,592	$ 2,448	$ 933	$ 614	$ 1,006
Capital expenditures	(431)	(1,503)	(1,180)	(269)	(1,139)
Noncontrolling interests	(166)	-	1	(8)	-
Free cash flow[(2)]	$ 995	$ 945	$ (246)	$ 336	$ (133)
Free cash flow yield[(3)]	9.4%	3.2%	(2.0%)	6.9%	(1.8%)
Shares outstanding[(4)]	218.9	572.9	272.4	210.3	385.9
9/5/2019 Share price – US dollars[(5)]	48.17	51.39	44.98	23.08	19.38
Market Cap	$ 10,544	$ 29,441	$ 12,252	$ 4,854	$ 7,478
Short-term and long-term debt	4,701	11,648	3,930	4,530	4,680
Cash and cash equivalents	858	616	320	478	402
Net Debt[(6)]	$ 3,843	$ 11,032	$ 3,610	$ 4,053	$ 4,278
Enterprise Value (market cap + net debt)	14,387	40,473	15,862	8,907	11,756
Adjusted EBITDA	1,576	4,333	1,837	903	1,948
EV/Adjusted EBITDA	9.1	9.3	8.6	9.9	6.0

(1) *LTM cash provided by operating activities (cash from operations) for CF, Nutrien, Yara, OCI, and Mosaic is 12-month period ending June 30, 2019*

(2) *Represents Cash Provided by Operating Activities less capital expenditures less distributions to noncontrolling interests calculated from the June 30, 2019 consolidated statement of cash flows for CF, Nutrien, Yara, OCI, and Mosaic and the December 31, 2018 consolidated statement of cash flows for CF, Nutrien, Yara, OCI, and Mosaic*

(3) *Represents LTM free cash flow divided by market value of equity (market cap) as of September 5, 2019*

(4) *Shares outstanding taken from the June 30, 2019 balance sheets of CF, Nutrien, Yara, OCI, and Mosaic*

(5) *Share prices in USD as of September 5, 2019 using historical spot exchange rates, Source Capital IQ*

(6) *Represents short-term debt, current portion of long-term debt, and long-term debt less cash and cash equivalents from June 30, 2019 balance sheets of CF, Nutrien, Yara, OCI, and Mosaic*

31